Exhibit 99.1

For Immediate Release

FROM: Sierra Pacific Resources	TO:	PR Newswire
Analyst Contact:		US1
Vicki Erickson 775-834-5646		1-800-473-5152
Media Contact:
Karl Walquist 775-834-3891
Andrea Smith 702-367-5683

February 3, 2003

Sierra Pacific Resources Moves to Strengthen Balance Sheet and Liquidity

Reno, Nevada – Sierra Pacific Resources (NYSE:SRP) today announced that it has reached agreements to exchange 30% of its mandatorily convertible securities into common stock as part of its strategy to strengthen the Company’s balance sheet and liquidity. The exchange of these securities – known as Premium Income Equity Securities (PIES) – effectively accelerated their conversion.

As a result, Sierra Pacific Resources will reduce its outstanding parent company debt by approximately $105 million. Additionally, it will reduce by approximately $26 million the interest expense that would have been paid to PIES holders by Sierra Pacific Resources through the November 2005 conversion date. The exchanges were executed at a substantial discount to the PIES stated value.

Under the terms of the privately negotiated agreements reached with a limited number of investors, Sierra Pacific Resources will issue approximately 13.66 million shares of common stock in exchange for a total of 2,095,650 of the mandatorily convertible securities. The exchanges are expected to settle February 5, 2003. The Company has no plans to retire additional outstanding securities through the issuance of common stock.

Walter Higgins, chairman, president and CEO of Sierra Pacific Resources, said, “This is a significant development in strengthening our financial position. During the first quarter of this year, we intend to pursue further actions that will continue to improve our balance sheet and liquidity. Those actions will be announced promptly as they occur.”

The PIES exchanges accelerate by two years and 10 months the conversion of approximately 30% of the outstanding securities, which were mandatorily convertible into approximately 7.6 million common shares. Any incremental dilution resulting from these exchanges is significantly mitigated by the combination of interest savings and a 30% discount from the PIES’ stated value.

Webcast Scheduled for 7 a.m. PST Today

Senior management of Sierra Pacific will review the agreements during a conference call and webcast today at 7 a.m. Pacific Standard Time. Interested parties can access the conference call at 1-800-553-2178. Callers must use conference call ID number 3011269 to listen to the call. Interested parties can access a webcast of the call with the following link: http://www.on24.com/clients/default/irevent.html?eventid=1479

The webcast will be accessible on the Sierra Pacific Resources’ web site at http://www.sierrapacificresources.com/investors/news/ An archived version of the webcast will be available on the Sierra Pacific Resources web site.

To listen to a recording of the call by telephone, call 1-888-211-2648 and use the conference call ID number to access the recording.

Headquartered in Nevada, Sierra Pacific Resources is a holding company whose principal subsidiaries are Nevada Power Company, the electric utility for most of southern Nevada, and Sierra Pacific Power Company, the electric utility for most of northern Nevada and the Lake Tahoe area of California. Sierra Pacific Power Company also distributes natural gas in the Reno-Sparks area of northern Nevada. Other subsidiaries include the Tuscarora Gas Pipeline Company, which owns 50 percent interest in an interstate natural gas transmission partnership, Sierra Pacific Communications, a telecommunications company, and Sierra Pacific Energy (e-three), an energy conservation services company.

This press release contains forward-looking statements regarding the future performance of Sierra Pacific Resources within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. These risks and uncertainties include, but are not limited to, the ability of the Company to access capital markets to refinance upcoming debt maturities and for general corporate purposes, the Company’s ability to receive dividends from its subsidiaries in the near future and the financial performance of the Company’s subsidiaries, particularly Nevada Power Company and Sierra Pacific Power Company. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company and its subsidiaries are contained in their Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed with the SEC. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

###